EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations with our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures.
These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations. The Company's previously issued condensed statements of revenues and expenses have been restated to reflect this change.

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,820	$—	$—	$2,820
Finance revenues	—	62	(21)	41
Sales and revenues, net	2,820	62	(21)	2,861
Costs of products sold	2,547	—	—	2,547
Restructuring charges	5	1	—	6
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	286	23	(1)	308
Engineering and product development costs	99	—	—	99
Interest expense	60	17	(1)	76
Other expense (income), net	43	(2)	(19)	22
Total costs and expenses	3,057	39	(21)	3,075
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(234)	23	—	(211)
Equity income from financial services operations	16	—	(16)	—
Income (loss) from continuing operations before income taxes	(218)	23	(16)	(211)
Income tax expense	(9)	(7)	—	(16)
Income (loss) from continuing operations	(227)	16	(16)	(227)
Loss from discontinued operations, net of tax	(10)	—	—	(10)
Net income (loss)	(237)	16	(16)	(237)
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(247)	$16	$(16)	$(247)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,905	$—	$—	$7,905
Finance revenues	—	178	(59)	119
Sales and revenues, net	7,905	178	(59)	8,024
Costs of products sold	7,196	—	—	7,196
Restructuring charges	10	4	—	14
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	842	66	(3)	905
Engineering and product development costs	310	—	—	310
Interest expense	190	52	(2)	240
Other expense (income), net	27	(8)	(54)	(35)
Total costs and expenses	8,592	114	(59)	8,647
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(681)	64	—	(617)
Equity income from financial services operations	42	—	(42)	—
Income (loss) from continuing operations before income taxes	(639)	64	(42)	(617)
Income tax expense	(31)	(22)	—	(53)
Income (loss) from continuing operations	(670)	42	(42)	(670)
Loss from discontinued operations, net of tax	(40)	—	—	(40)
Net income (loss)	(710)	42	(42)	(710)
Less: Income attributable to non-controlling interests	34	—	—	34
Net income (loss) attributable to Navistar International Corporation	$(744)	$42	$(42)	$(744)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,204	$—	$—	$3,204
Finance revenues		64	(22)	42
Sales and revenues, net	3,204	64	(22)	3,246
Costs of products sold	2,800	—	—	2,800
Restructuring charges	4	—	—	4
Asset impairment charges	—	—	—	—
Selling, general and administrative expenses	300	24	(2)	322
Engineering and product development costs	135	—	—	135
Interest expense	40	20	(1)	59
Other expense (income), net	32	(1)	(19)	12
Total costs and expenses	3,311	43	(22)	3,332
Equity in loss of non-consolidated affiliates	(10)	—	—	(10)
Income (loss) before equity income from financial services operations and income taxes	(117)	21	—	(96)
Equity income from financial services operations	13	—	(13)	—
Income (loss) from continuing operations before income taxes	(104)	21	(13)	(96)
Income tax benefit (expense)	196	(8)	—	188
Income from continuing operations	92	13	(13)	92
Income from discontinued operations, net of tax	4	—	—	4
Net income	96	13	(13)	96
Less: Income attributable to non-controlling interests	12	—	—	12
Net income attributable to Navistar International Corporation	$84	$13	$(13)	$84

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$9,387	$—	$—	$9,387
Finance revenues	—	199	(70)	129
Sales and revenues, net	9,387	199	(70)	9,516
Costs of products sold	8,350	—	—	8,350
Restructuring charges	23	—	—	23
Asset impairment charges	10	—	—	10
Selling, general and administrative expenses	990	63	(4)	1,049
Engineering and product development costs	402	—	—	402
Interest expense	119	67	(4)	182
Other expense (income), net	101	(6)	(62)	33
Total costs and expenses	9,995	124	(70)	10,049
Equity in loss of non-consolidated affiliates	(21)	—	—	(21)
Income (loss) before equity income from financial services operations and income taxes	(629)	75	—	(554)
Equity income from financial services operations	48	—	(48)	—
Income (loss) from continuing operations before income taxes	(581)	75	(48)	(554)
Income tax benefit (expense)	414	(27)	—	387
Income (loss) from continuing operations	(167)	48	(48)	(167)
Loss from discontinued operations, net of tax	(39)	—	—	(39)
Net income (loss)	(206)	48	(48)	(206)
Less: Income attributable to non-controlling interests	35	—	—	35
Net income (loss) attributable to Navistar International Corporation	$(241)	$48	$(48)	$(241)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$413	$12	$—	$425
Marketable securities	674	34	—	708
Restricted cash	30	140	—	170
Finance and other receivables, net	807	2,057	(86)	2,778
Inventories	1,323	13	—	1,336
Goodwill	255	—	—	255
Property and equipment, net	1,506	208	—	1,714
Investments in and advances to financial services operations	674	—	(674)	—
Investments in non-consolidated affiliates	80	—	—	80
Deferred taxes, net	217	32	—	249
Other assets	492	34	—	526
Total assets	$6,471	$2,530	$(760)	$8,241
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,596	$36	$(86)	$1,546
Debt	3,038	1,686	—	4,724
Postretirement benefits liabilities	3,328	49	—	3,377
Other liabilities	2,442	85	—	2,527
Total liabilities	10,404	1,856	(86)	12,174
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	35	—	—	35
Stockholders' equity (deficit) attributable to controlling interest	(3,972)	674	(674)	(3,972)
Total liabilities and stockholders' equity (deficit)	$6,471	$2,530	$(760)	$8,241

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$1,059	$28	$—	$1,087
Marketable securities	446	20	—	466
Restricted cash	31	130	—	161
Finance and other receivables, net	843	2,247	(98)	2,992
Inventories	1,528	9	—	1,537
Goodwill	280	—	—	280
Property and equipment, net	1,497	163	—	1,660
Investments in and advances to financial services operations	628	—	(628)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	231	32	—	263
Other assets	562	32	—	594
Total assets	$7,167	$2,661	$(726)	$9,102
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,752	$32	$(98)	$1,686
Debt	2,905	1,866	—	4,771
Postretirement benefits liabilities	3,459	52	—	3,511
Other liabilities	2,311	83	—	2,394
Total liabilities	10,427	2,033	(98)	12,362
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	45	—	—	45
Stockholders' equity (deficit) attributable to controlling interest	(3,310)	628	(628)	(3,310)
Total liabilities and stockholders' equity (deficit)	$7,167	$2,661	$(726)	$9,102

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(710)	$42	$(42)	$(710)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	224	1	—	225
Depreciation of equipment leased to others	77	28	—	105
Amortization of debt issuance costs and discount	34	9	—	43
Deferred income taxes	19	—	—	19
Impairment of property and equipment and intangible assets	25	—	—	25
Gain on sales of investments and businesses, net	(13)	—	—	(13)
Equity in loss of non-consolidated affiliates	(6)	—	—	(6)
Equity in income of financial services affiliates	(42)	—	42	—
Dividends from non-consolidated affiliates	11	—	—	11
Change in intercompany receivables and payables	(12)	12	—	—
Other, net	145	190	—	335
Net cash provided by (used in) operating activities	(248)	282	—	34
Cash flows from investing activities
Purchases of marketable securities	(1,057)	(13)	—	(1,070)
Sales or maturities of marketable securities	828	—	—	828
Net change in restricted cash and cash equivalents	1	(10)	—	(9)
Capital expenditures	(135)	(1)	—	(136)
Purchase of equipment leased to others	(266)	(85)	—	(351)
Other investing activities	44	3	—	47
Net cash used in investing activities	(585)	(106)	—	(691)
Net cash provided by (used in) financing activities	208	(194)	—	14
Effect of exchange rate changes on cash and cash equivalents	(21)	2	—	(19)
Decrease in cash and cash equivalents	(646)	(16)	—	(662)
Cash and cash equivalents at beginning of the period	1,059	28	—	1,087
Cash and cash equivalents at end of the period	$413	$12	$—	$425

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	Nine Months Ended July 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(206)	$48	$(48)	$(206)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	207	2	—	209
Depreciation of equipment leased to others	14	23	—	37
Amortization of debt issuance costs and discount	22	9	—	31
Deferred income taxes	(405)	—	—	(405)
Impairment of property and equipment and intangible assets	38	—	—	38
Equity in loss of non-consolidated affiliates	22	—	—	22
Equity in income of financial services affiliates	(48)	—	48	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	34	(34)	—	—
Other, net	25	590	—	615
Net cash provided by (used in) operating activities	(292)	638	—	346
Cash flows from investing activities
Purchases of marketable securities	(672)	—	—	(672)
Sales or maturities of marketable securities	1,230	—	—	1,230
Net change in restricted cash and cash equivalents	3	45	—	48
Capital expenditures	(248)	(2)	—	(250)
Purchase of equipment leased to others	(3)	(46)	—	(49)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions	(12)	—	—	(12)
Other investing activities	(6)	1	—	(5)
Net cash provided by (used in) investing activities	278	(2)	—	276
Net cash provided by (used in) financing activities	23	(630)	—	(607)
Effect of exchange rate changes on cash and cash equivalents	(9)	2	—	(7)
Increase in cash and cash equivalents	—	8	—	8
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$488	$59	$—	$547